EXHIBIT 99.01
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

SHIRE TO INTRODUCE A NEW UK LISTED HOLDING COMPANY TO CREATE
DISTRIBUTABLE RESERVES

Basingstoke, UK and Philadelphia, US – 8th September, 2005 – Shire Pharmaceuticals Group plc (“SPG”) (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announced today that it will be posting a circular (the “Circular”) to its shareholders later this month in connection with proposals to introduce a new UK listed holding company for SPG and have a Court approved reduction of the new holding company’s share capital to create distributable reserves (the “Proposals”).

Like other English companies, SPG can only pay dividends to its shareholders to the extent that it has distributable reserves as a matter of UK law. The Proposals will increase the distributable reserves available to the holding company of the Shire Group from £87 million ($160 million) as at 31 December 2004 to approximately £1,650 million ($3,000 million). The Board believes that this is the optimal structure to enable the pursuit of a progressive long-term dividend strategy.

The new UK listed holding company, which is to be called Shire plc, will have the same Board, management and corporate governance as SPG.

Terms of the Scheme

Under the terms of a scheme of arrangement under section 425 of the UK Companies Act 1985 (the “Scheme”), Shire plc will issue Shire plc ordinary shares to holders of SPG ordinary shares (“SPG Ordinary Shareholders”) on a one-for-one basis. The Proposals do not involve any payment for the new ordinary shares.

The effect of the Proposals will therefore be as follows:

  SPG will become a subsidiary of Shire plc (Shire plc will be listed on the London Stock Exchange in SPG’s place);

  each SPG Ordinary Shareholder will own an identical number of new ordinary shares in Shire plc as they owned in SPG; and

  Shire plc’s share capital will subsequently be reduced to create distributable reserves.

It is expected that the Circular setting out full details of the Proposals together with a prospectus in relation to Shire plc (the “Prospectus”) will be sent to shareholders by 26th September, 2005.

ADS Holders and Exchangeable Shareholders

The ordinary shares underlying SPG ADSs will participate in the Scheme, if approved, like all other ordinary shares in SPG. In conjunction with the Scheme, it is proposed that SPG ADSs will be

Registered in England 2883758 Registered Office as above

replaced by Shire plc ADSs on a one-for-one basis, each Shire plc ADS representing three ordinary shares in Shire plc. The Proposals do not involve any payment for the new ADSs. It is intended that the Shire plc ADSs will be traded on NASDAQ in place of the SPG ADSs.

If the holders of Canadian Exchangeable Shares approve the Proposals, their shares will be exchanged on a one-for-one basis for new exchangeable shares entitling them to convert those new shares into ordinary shares or ADSs of Shire plc rather than SPG, on the same terms as the existing Canadian Exchangeable Shares. A separate management proxy circular (the “Management Proxy”) will be sent to those shareholders. The Proposals do not involve any payment for the new exchangeable shares. It is intended that the new exchangeable shares will be traded on the Toronto Stock Exchange.

Conditions to the implementation of the Proposals

The Scheme will require the approval of SPG Ordinary Shareholders at a shareholder meeting to be convened at the direction of the High Court (the “Court Meeting”). The approval required at the Court Meeting is a majority in number representing not less than 75% in value of those SPG Ordinary Shareholders who vote at the meeting (whether in person or by proxy).

The Scheme will also require separate approval by not less than 75% of all SPG shareholders who vote (whether in person or by proxy) at an extraordinary general meeting of SPG (the “EGM”).

In addition to the approvals mentioned above, the Scheme will be conditional upon the sanction of the Scheme by the High Court. The subsequent reduction of capital of Shire plc will also require approval at a separate hearing of the High Court.

Expected Timetable of Key Events
Circular and Prospectus sent to shareholders	By 26 th September 2005

Last date for receipt of forms of proxy for Court Meeting and EGM	26 th October 2005

Court Meeting and EGM	28 th October 2005

Last day for dealings in existing SPG ordinary shares	24 th November 2005

Scheme Record Time	5.30 p.m. on 24 th November 2005

Shire plc ordinary shares issued, listed on the London Stock Exchange and dealings commence	8.00 a.m. on 25 th November 2005

Court hearing of the petition to confirm the Shire plc reduction of capital	28 th November 2005

Shire plc reduction of capital effective	29 th November 2005

This timetable is based on the Board’s expectations and may be subject to change. Any changes to the timetable will be the subject of a further announcement. Key dates relevant to the holders of SPG ADSs and Canadian Exchangeable Shares may differ from those above and will be set out in full in the Circular and the Management Proxy, respectively.

Morgan Stanley & Co. International Limited is acting as sponsor to Shire plc’s listing.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Brian Piper (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), renal diseases and genetic diseases. SPG has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on SPG, please visit the Company’s website: www.shire.com.

This announcement does not constitute an offer or invitation to purchase securities.

Morgan Stanley & Co International Limited is acting for SPG and Shire plc and no one else in connection with the Proposals and will not be responsible to anyone other than SPG and Shire plc for the protections afforded to its clients or for providing advice in relation to the Proposals or the content of this announcement.

Notice to United States residents

The Shire plc ordinary shares and other securities to be issued in connection with the Proposals have not been, nor will be, and are not required to be, registered with the US Securities and Exchange Commission under the US Securities Act of 1933, as amended, in reliance on the exemption provided by Section 3(a)(10) thereof or other available exemptions from registration.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, SPG and Shire plc's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to, the impact of those on SPG's Attention Deficit and Hyperactivity Disorder (ADHD) franchise; patents, including, but not limited to, legal challenges relating to SPG's ADHD franchise; government regulation and approval, including, but not limited to, the expected product approval dates of MTS (METHYPATCH)

(ADHD), SPD503 (ADHD), SPD465 (ADHD), SPD476 (ulcerative colitis), I2S (iduronate-2-sulfatase) (Hunter syndrome), and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Agency in the United States; SPG’s ability to benefit from its acquisition of Transkaryotic Therapies, Inc.; SPG's ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in SPG's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year to December 31, 2004.